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                                                                    EXHIBIT (21)

                             SUBSIDIARIES OF K2 INC.

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
                                                                                PERCENTAGE OF VOTING SECURITIES
                                                                                  OWNED OR SUBJECT TO  VOTING
                                                                                     CONTROL BY
                                                                                -------------------------------
                                                                                COMPANY                   OTHER
                                                                                -------                   -----
Shakespeare Company, a Delaware corporation                                     100%
Subsidiaries of Shakespeare Company:
       Shakespeare (Hong Kong) Ltd., a Hong Kong corporation                                              100%
       Subsidiary of Shakespeare (Hong Kong) Ltd.:
           Pacific Rim Metallic Products Ltd., a Hong Kong corporation                                    100%
       Shakespeare International Ltd., a British corporation                                              100%
       Subsidiaries of Shakespeare International Ltd.:
           Shakespeare Company (UK) Ltd., a British corporation                                           100%
           Shakespeare Monofilament U.K. Ltd., a British corporation                                      100%
       Shakespeare Hengelsport, B.V., a Dutch corporation                                                 100%
       Shakespeare (Australia) Pty. Ltd., an Australian corporation                                       100%
       K2 Ski Sport und Mode GmbH, a German corporation                                                   100%
Sitca Corporation, a Washington corporation                                     100%
Subsidiaries of Sitca Corporation:
       K-2 Corporation, an Indiana corporation                                                            100%
       Subsidiaries of K-2 Corporation:
           Planet Earth Skateboards, Inc., a California corporation                                       100%
           K-2 International, Inc., an Indiana corporation                                                100%
           K2 Japan Corporation, a Japanese corporation                                                   100%
           Madshus A.S., a Norwegian corporation                                                          100%
SMCA, Inc., a Minnesota corporation                                             100%
Subsidiary of SMCA, Inc.:
       Stearns Inc., a Minnesota corporation                                                              100%
Ride, Inc., a Washington corporation                                            100%
Subsidiaries of Ride, Inc.:
       Ride Snowboard Company, a Washington corporation                                                   100%
       Ride Manufacturing, Inc, a California corporation                                                  100%
       SMP Clothing, Inc., a Washington corporation                                                       100%
       Smiley Hats, Inc., a Nevada corporation                                                            100%
       K2 Corporation of Canada, a Canadian corporation                                                   100%
K2 Funding, Inc., a Delaware corporation                                        100%
Anthony Sales (Barbados), Ltd., a Barbados corporation                          100%
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